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                                   EXHIBIT 21

                          Airgas, Inc. and Subsidiaries

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Corporation Name                            Domicile
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
Airgas Canada, Inc.                          Canada
Airgas Carbonic, Inc.                        DE
Airgas Data, LLC                             DE
Airgas East, Inc.                            DE
Airgas Gaspro, Inc.                          DE
Airgas Great Lakes, Inc.                     DE
Airgas Gulf States, Inc.                     DE
Airgas Intermountain, Inc.                   CO
Airgas International, Inc.                   VI
Airgas Investments, Inc.                     DE
Airgas Mid America, Inc.                     DE
Airgas Mid South, Inc.                       DE
Airgas Nor Pac, Inc.                         DE
Airgas Northern California & Nevada, Inc.    DE
Airgas North Central, Inc.                   DE
Airgas S.A. de C.V.                          Mexico
Airgas Safety, Inc.                          DE
Airgas South, Inc.                           DE
Airgas Southwest, Inc.                       DE
Airgas Specialty Gases, Inc.                 TX
Airgas West, Inc.                            CA
Airgas West, S.A.de C.V.                     Mexico
ATNL, Inc.                                   DE
Nitrous Oxide Corp.                          DE
Radnor Funding Corp.                         DE
Red-D-Arc, Inc.                              NV
Red-D-Arc Limited                            Canada
Red-D-Arc S.A.de C.V.                        Mexico
Rutland Tool & Supply Co., Inc.              CA
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